Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5
TO MASTER REPURCHASE AGREEMENT

This FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is dated as of December 6, 2005 and is entered into by and among FIELDSTONE INVESTMENT CORPORATION (“FIC” and a “Seller”), FIELDSTONE MORTGAGE COMPANY (“FMC” and a “Seller”, and together with FIC, the “Sellers”) and MERRILL LYNCH BANK USA (the “Buyer”) to that certain Master Repurchase Agreement dated as of November 12, 2004 as amended by Amendment No. 1 to Master Repurchase Agreement dated as of May 10, 2005, Amendment No. 2 to Master Repurchase Agreement dated as of June 1, 2005, Amendment No. 3 to Master Repurchase Agreement dated as of July 11, 2005 and Amendment No. 4 to Master Repurchase Agreement dated as of November 9, 2005 (the “Existing Repurchase Agreement”, as amended by this Amendment, the “Repurchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

RECITALS

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                                Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1                                 adding the following defined terms in the proper alphabetical order:

““High Purchase Price Mortgage Loan” shall mean a Purchased Mortgage Loan designated as a High Purchase Price Mortgage Loan by Seller in accordance with Section 3.”

““Low Purchase Price Mortgage Loan” shall mean a Purchased Mortgage Loan designated as a Low Purchase Price Mortgage Loan by Seller in accordance with Section 3.”

1.2                                 deleting the definitions of “Material Adverse Effect”, “Maximum Purchase Price”, “Pricing Spread”, “Purchase Price Percentage”, “Seller Excluded Guarantees” and “Termination Date” in their entirety and replacing them with the following:

 ““Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Sellers, taken as a whole, (b) a material impairment of the ability of any of the Sellers to perform under any of the Repurchase Documents to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any of the Repurchase Documents.”

““Maximum Purchase Price” shall mean $300,000,000.”

““Pricing Spread” shall mean:

(a)                                  with respect to Transactions the subject of which are High Purchase Price Mortgage Loans which are:

(i)                                     Mortgage Loans other than Wet-Ink Mortgage Loans, 0.80%; or

(ii)                                  Wet-Ink Mortgage Loans, 1.125%.

(b)                                 with respect to Transactions the subject of which are Low Purchase Price Mortgage Loans which are:

(i)                                     Mortgage Loans other than Wet-Ink Mortgage Loans, 0.625%; or

(ii)                                  Wet-Ink Mortgage Loans, 1.00%.

““Purchase Price Percentage” shall mean:

(a) in the case of Mortgage Loans, that are High Purchase Price Mortgage Loans, the following percentage, as applicable:

(i)                                     with respect to each Mortgage Loan which is a Wet-Ink Mortgage Loan (other than a Conforming Mortgage Loan or Jumbo Mortgage Loan, that, in either case, is a Wet-Ink Mortgage Loan), 93%;

(ii)                                  with respect to each Mortgage Loan which is a Wet-Ink Mortgage Loan that is either a Conforming Mortgage Loan or Jumbo Mortgage Loan, 95%;

(iii)                               with respect to each Mortgage Loan (other than a Conforming Mortgage Loan, Jumbo Mortgage Loan or Wet-Ink Mortgage Loan), 97%; and

(iv)                              with respect to each Mortgage Loan which is a Conforming Mortgage Loan or a Jumbo Mortgage Loan (other than a Wet-Ink Mortgage Loan), 98%.

(b) in the case of Mortgage Loans, that are Low Purchase Price Mortgage Loans, the following percentage, as applicable:

(i)                                     with respect to each Mortgage Loan which is a Wet-Ink Mortgage Loan (other than a Conforming Mortgage Loan or Jumbo Mortgage Loan, that, in either case, is a Wet-Ink Mortgage Loan), 91%;

(ii)                                  with respect to each Mortgage Loan which is a Wet-Ink Mortgage Loan that is either a Conforming Mortgage Loan or Jumbo Mortgage Loan, 93%;

(iii)                               with respect to each Mortgage Loan (other than a Conforming Mortgage Loan, Jumbo Mortgage Loan or Wet-Ink Mortgage Loan), 95%; and

(iv)                              with respect to each Mortgage Loan which is a Conforming Mortgage Loan or a Jumbo Mortgage Loan (other than a Wet-Ink Mortgage Loan), 96%.”

““Seller Excluded Guarantees” shall mean (a) mortgage repurchase and warehouse facilities whereby the Sellers are jointly and severally liable thereunder; (b) mortgage repurchase and warehouse facilities, mortgage loan sale or purchase agreements, leases and third party vendor agreements whereby FIC guarantees the obligations of its Subsidiaries thereunder; and (c) obligations of the Seller pursuant to surety bonds required in connection with state licensing of branch offices.”

““Termination Date” shall mean November 10, 2006.”

1.3                                 deleting subsection (f) of the definition of “Asset Value” in its entirety and replacing it with the following:

“(f) the aggregate Asset Value of all Second Lien Mortgage Loans that are Purchased Mortgage Loans shall not exceed $45,000,000.”

SECTION 2.                                Initiation; Termination.

2.1                                 Section 3 of the Existing Repurchase Agreement is hereby amended by adding the following subsections (viii) and (ix) to the end of subsection (c) thereof:

“(viii)                  Once per month during any calendar month, with respect to all requested Transactions and all related Purchased Mortgage Loans, Sellers shall designate all such Purchased Mortgage Loans as either Low Purchase Price Mortgage Loans or High Purchase Price Mortgage Loans.  In the event that Sellers fail to make such designation, the Purchase Price election set forth above will not be available and all Purchased Mortgage Loans in such calendar month shall be treated as High Purchase Price Mortgage Loans.”

“(ix)                          Once per month during any calendar month and with respect to all High Purchase Price Mortgage Loans, Sellers may, by prior written notice to Buyer, elect to transfer cash to the account of Buyer specified in Section 9; provided that such cash is sufficient to cause the Purchase Price of such High Purchase Price Mortgage Loans recalculated to include such cash, low enough to classify such High Purchase Price Mortgage Loans as Low Purchase Price Mortgage Loans.  Any amounts so transferred shall be allocated to all High Purchase Price Mortgage Loans to effect such recalculation.”

2.2                                 Section 3 of the Existing Repurchase Agreement is hereby amended by deleting subsection (b)(xi) in its entirety and replacing it with the following:

“(xi)                          In the event that either Seller makes any material amendment or modification to the Underwriting Guidelines, such Seller shall have promptly delivered notice of the amended or modified Underwriting Guidelines to Buyer with appropriate access to such Underwriting Guidelines.  If the Buyer does not notify the Sellers of the Buyer’s disapproval within ten (10) Business Days of the Buyer’s receipt of such notice (any such disapproval as determined by Buyer in its sole good faith discretion), the proposed amendments or modifications shall be deemed approved; and”

2.3                                 Section 3 of the Existing Repurchase Agreement is hereby amended by adding the following language as subsection as (b)(xiii):

“(xiii)                    FIC has satisfied all of the following asset or income tests:

(A)                              At the close of each taxable year, at least 75 percent of FIC’s gross income consists of (i) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code.

(B)                                At the close of each taxable year, at least 95 percent of FIC’s gross income consists of (i) the items of income described in paragraph (i) hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (iii) interest, (iv) dividends, and (v) income derived from payments to FIC on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment as described in section 856(c)(5)(G), in each case within the meaning of Section 856(c)(2) of the Code.

(C)                                At the close of each quarter of FIC’s taxable years, at least 75 percent of the value of FIC’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of FIC’s operations, but not including receivables purchased from another person), and Government securities.

(D)                               At the close of each quarter of each of FIC’s taxable years, (a) not more than 25 percent of FIC’s total asset value will be represented by securities (other than those described in paragraph (iii), (b) not more than 20 percent of

FIC’s total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (c) (i) not more than 5 percent of the value of FIC’s total assets will be represented by securities of any one issuer (other than those described in paragraph (iii) and securities of taxable REIT subsidiaries), and (ii) FIC will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than those described in paragraph (iii), securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code).”

SECTION 3.                                Margin Amount Maintenance.  Section 4 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (e) to the end thereof:

“(e)                            Notwithstanding anything to the contrary herein, if a Margin Deficit occurs with respect to a Low Purchase Price Mortgage Loan, which, if considered to be a High Purchase Price Mortgage Loan, would not cause a Margin Deficit to occur, then Sellers may transfer to Buyer cash in an amount at least equal to the Margin Deficit, provided that such cash is sufficient to ensure such Purchased Mortgage Loan is fully compliant as a Low Purchase Price Mortgage Loan.”

SECTION 4.                                Income Payments.  Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following language:

“(c)                            Notwithstanding the foregoing, after the occurrence of an Event of Default, the Sellers shall deposit such Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for the Buyer) (the “Collection Account”) with a financial institution acceptable to the Buyer and subject to the Account Agreement.  All such Income shall be held in trust for the Buyer, shall constitute the property of the Buyer and shall not be commingled with other property of the Sellers or any Affiliate of the Sellers except as expressly permitted above.  Funds deposited in the Collection Account during any month shall be held therein, in trust for the Buyer, until the next Payment Date.  Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account shall be withdrawn and applied as determined by the Buyer and any remaining amounts to the Sellers.”

SECTION 5.                                Taxes.  Section 7 of the Existing Repurchase Agreement is hereby amended by deleting subsection (k) in its entirety and replacing it with the following language:

“(k)                            Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of the Sellers that is secured by the Purchased Mortgage Loans and the Purchased Mortgage Loans as owned by the Sellers for federal income tax purposes in the absence of an Event of Default by the Sellers.  All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.”

SECTION 6.                                Representations.  Section 11 of the Existing Repurchase Agreement is hereby amended by:

6.1                                 deleting subsection (f) in its entirety and replacing it with the following language:

“(f)                              Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries or affecting any of the Repurchase Assets or any of the other properties of the Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby or (ii) makes a claim or claims that would reasonably be expected to have a Material Adverse Effect.”

6.2                                 deleting subsection (x) in its entirety and replacing it with the following language:

“(x)                             Agency Approvals.  FMC is an FHA Approved Mortgagee and a VA Approved Lender.  FMC is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, the Seller is in good standing, with no event having occurred or the Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of the related Takeout Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA.  The Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.”

SECTION 7.                                Covenants.  Section 12 of the Existing Repurchase Agreement is hereby amended by:

7.1                                 deleting subsection (c)(iii) in its entirety and replacing it with the following language:

“(iii)                         any litigation, investigation, regulatory action or proceeding that is pending or threatened by or against the Seller (a) in any federal or state court or before any Governmental Authority (in each case) would reasonably be expected to have a Material Adverse Effect and (b) of any litigation or proceeding that is pending or threatened in connection with any material portion of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and”

7.2                                 deleting subsection (c)(iv)(C) in its entirety and replacing it with the following language:

“(C)                          upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Repurchase Document) on, or claim asserted against, a material portion of the Repurchase Assets; and”

7.3                                 deleting subsection (z) in its entirety and replacing it with the following language:

“(z)                             Guarantees.  The Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) Seller Excluded Guarantees, (ii) to the extent reflected in the Seller’s financial statements or notes thereto or (iii) to the extent the aggregate Guarantees of the Seller do not exceed $5,000,000.”

7.4                                 deleting subsection (bb) in its entirety and replacing it with the following language:

“(bb)                    Underwriting Guidelines.  In the event that either Seller makes any amendment or modification to the Underwriting Guidelines, such Seller shall promptly deliver to the Buyer notice of the amended or modified Underwriting Guidelines with appropriate access to such Underwriting Guidelines.”

SECTION 8.                                Events of Default.  Section 13 of the Existing Repurchase Agreement is hereby amended by:

8.1                                 deleting the reference to $10,000,000 in subsection (e) in its entirety and replacing it with $20,000,000.

8.2                                 deleting the reference to $10,000,000 in subsection (f) in its entirety and replacing it with $20,000,000.

8.3                                 deleting subsection (h) in its entirety and replacing it with the following language:

“(h)                           for any reason, this Repurchase Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any party thereto (other than the Buyer or any Affiliate of the Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or”

8.4                                 deleting subsection (i) in its entirety and replacing it with the following language:

“(i)                               this Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or Repurchase Assets purported to be covered hereby; or”

8.5                                 deleting subsection (n)(i)-(iv) in its entirety.

SECTION 9.                                Due Diligence.  Section 27 of the Existing Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following language:

“SECTION 27.               DUE DILIGENCE

The Sellers acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans and the Sellers, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Sellers agree that upon reasonable prior notice unless an Event of Default shall have occurred, in which case no notice is required, to the Sellers, the Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Sellers and/or the Custodian.  The Sellers also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans.  Without limiting the generality of the foregoing, the Sellers acknowledge that the Buyer may purchase Mortgage Loans from the Sellers based solely upon the information provided by the Sellers to the Buyer in the Purchased Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan.  The Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  The Sellers agree to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Sellers.  The Sellers further agree that the Sellers shall pay all out-of-pocket costs and expenses incurred by the Buyer in connection with the Buyer’s activities pursuant to this Section 27 (“Due Diligence Costs”); provided, that such Due Diligence Costs shall not exceed $25,000 per calendar year unless an Event of Default shall have occurred, in which event the Buyer shall have the right to perform due diligence, at the sole expense of the Seller without regard to the dollar limitation set forth herein.”

SECTION 10.                          Notices.  The Existing Repurchase Agreement is hereby amended by deleting all references to James Cason’s facsimile number and replacing them with the following number: (212) 738-2700.

SECTION 11.                          Schedules. Schedule 2 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

SECTION 12.                          Conditions Precedent.  This Amendment shall become effective on December 6, 2005 (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

12.1                           Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                  this Amendment, executed and delivered and duly authorized officers of the Buyer and the Sellers; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 13.                          Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 14.                          Fees.  The Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 15.                          Confidentiality.  The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Seller agree that, unless otherwise directed by a court of competent jurisdiction or as is necessary to do so in working with governmental agencies or regulatory bodies in order to comply with any applicable federal or state laws, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 16.                          GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 17.                          Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 18.                          Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH BANK USA,
as Buyer

	By:	/s/ James Cason
		Name:	James B. Cason
		Title:	Vice President

Seller:	FIELDSTONE INVESTMENT CORPORATION,
as Seller

	By:	/s/ Mark C. Krebs
		Name:	Mark C. Krebs
		Title:	Senior Vice President and Treasurer

Seller:	FIELDSTONE MORTGAGE COMPANY,
as Seller

	By:	/s/ Mark C. Krebs
		Name:	Mark C. Krebs
		Title:	Senior Vice President and Treasurer